EXHIBIT 12.1

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                 FOR THE THREE MONTHS                       FOR THE YEARS ENDED
                                                    ENDED MARCH 31,                             DECEMBER 31,
                                                 --------------------------------------------------------------------------------
                                                   2007         2006        2006        2005        2004        2003        2002
                                                 --------------------------------------------------------------------------------
                                                                             (MILLIONS, EXCEPT RATIOS)
Earnings as Defined in Regulation S-K (A):

Pre-tax Income from Continuing Operations        $   231      $   143     $   448     $   583     $   592     $   376     $   320
Fixed Charges                                         81           85         346         342         362         390         408
                                                 --------------------------------------------------------------------------------
Earnings                                         $   312      $   228     $   794     $   925     $   954     $   766     $   728
                                                 ================================================================================

Fixed Charges as Defined in Regulation S-K (B)

Interest Expense                                 $    81      $    85     $   346     $   342     $   362     $   390     $   406
Interest Factor in Rentals                             -            -           -           -           -           -           2
                                                 --------------------------------------------------------------------------------
Total Fixed Charges                              $    81      $    85     $   346     $   342     $   362     $   390     $   408
                                                 ================================================================================

Ratio of Earnings to Fixed Charges                  3.85         2.68        2.29        2.70        2.64        1.96        1.78
                                                 ================================================================================

(A) The term "earnings" shall be defined as pretax income from continuing operations. Add to pretax income the amount of fixed charges adjusted to exclude the amount of any interest capitalized during the period.

(B) Fixed Charges represent (a) interest, whether expensed or capitalized, (b) amortization of debt discount, premium and expense and (c) an estimate of interest implicit in rentals.